Exhibit 99.1

Dolby Laboratories Reports Second Quarter 2025 Financial Results

SAN FRANCISCO, May 1, 2025 — Dolby Laboratories, Inc. (NYSE:DLB) today announced the company’s financial results for the second quarter of fiscal 2025.

“We had a strong second quarter with continued momentum across our end markets, especially in Auto and Mobile,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “While there is economic uncertainty, we are well positioned to operate across a range of scenarios. We are in a strong financial position, we continue to see strong engagement from our ecosystem, and we remain focused on driving long-term growth.”

Second Quarter Fiscal 2025 Financial Highlights

•	Total revenue was $370 million, compared to $365 million for the second quarter of fiscal 2024.

•

GAAP net income was $92 million or $0.94 per diluted share, compared to GAAP net income of $98 million or $1.01 per diluted share for the second quarter of fiscal 2024. On a non-GAAP basis, second quarter net income was $131 million or $1.34 per diluted share, compared to $123 million or $1.27 per diluted share for the second quarter of fiscal 2024.

•

Dolby repurchased approximately 429,000 shares of its common stock for approximately $35 million, and ended the quarter with approximately $352 million of stock repurchase authorization available going forward.

A complete listing of Dolby’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

•	The Super Bowl and March Madness were available in Dolby Atmos and Dolby Vision.

•	In the UK, Sky released the Sky Glass Gen 2 TV that supports Dolby Vision and a Dolby Atmos soundbar built into the TV.

•	LG announced the evo C5 and G5 TVs with Dolby Atmos and Dolby Vision.

•	Waipu.tv, a market leader in IPTV/OTT in Germany, announced support for Dolby Atmos and Dolby Vision.

•	TOD, a leading streaming platform for sports and entertainment in the Middle East and Northern Africa, launched a 4K set-top box supporting Dolby Atmos and Dolby Vision.

•	OPPO launched the Find X8 Ultra, Find X8s, and Find X8s+, all supporting Dolby Vision capture and playback.

•	Sonos, Vizio, and Teufel released soundbars that support Dolby Atmos.

•	Porsche announced that Dolby Atmos will be supported in the Taycan, the Panamera, the Cayenne, and the 911 in the 2026 models.

•	Cadillac announced that its entire EV lineup in 2026 will support Dolby Atmos.

•	Volvo, Xiaomi, and Hyundai recently announced new vehicle models that support our technologies.

•	Dolby Laboratories and AMC Entertainment announced an expansion of their partnership that will add 40 Dolby Cinema screens at select locations nationwide by 2027.

Dividend

Today, Dolby announced a cash dividend of $0.33 per share of Class A and Class B common stock, payable on May 21, 2025, to stockholders of record as of the close of business on May 13, 2025.

Financial Outlook

Dolby’s financial outlook relies, in part, on estimates of royalty-based revenue that take into consideration various factors that are subject to uncertainty, including consumer demand for electronic products. In addition, actual results could differ materially from the estimates Dolby is providing below due in part to uncertainty resulting from the macroeconomic effect of certain conditions, including developments concerning trade restrictions and changes in trade or diplomatic relationships, supply chain constraints, international conflicts, geopolitical instability, and fluctuations in inflation and interest rates. The uncertainty resulting from these factors has greatly reduced visibility into Dolby’s future outlook. To the extent possible, the estimates Dolby is providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see “Forward-Looking Statements” in this press release for a description of certain risks that Dolby faces, and the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q for the second quarter of fiscal 2025, to be filed on or around the date hereof.

Dolby is providing the following estimates for its third quarter of fiscal 2025:

•	Total revenue is estimated to range from $290 million to $320 million.

•	Licensing revenue is estimated to range from $265 million to $295 million.

•	Gross margins are anticipated to be approximately 86% on a GAAP basis and approximately 88% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $225 million to $235 million on a GAAP basis and from $190 million to $200 million on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 23% on a GAAP basis and around 20.5% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $0.26 to $0.41 on a GAAP basis and from $0.62 to $0.77 on a non-GAAP basis.

Dolby is providing the following estimates for the full year of fiscal 2025:

•	Total revenue is expected to range from $1.31 billion to $1.38 billion.

•	Licensing revenue is estimated to range from $1.21 billion to $1.28 billion.

•	Gross margins are anticipated to be approximately 87% on a GAAP basis and approximately 90% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $905 million to $920 million on a GAAP basis and from $760 million to $775 million on a non-GAAP basis.

•	Dolby expects operating margins to be roughly 20% on a GAAP basis and to be roughly 33% on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 22.5% on a GAAP basis and around 20.0% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $2.31 to $2.46 on a GAAP basis and from $3.88 to $4.03 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss second quarter fiscal 2025 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, May 1, 2025. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-888-210-2212 (+1-646-960-0390 for international callers) and entering confirmation code 5587811.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Thursday, May 1, 2025, until 8:59 p.m. PT (11:59 p.m. ET) on Thursday, May 8, 2025 by dialing 1-800-770-2030 (+1-647-362-9199 for international callers) and entering the confirmation code 5587811. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations and performance. We believe these non-GAAP financial measures are also helpful to investors in enabling comparability of operating performance between periods and among peer companies. Additionally, Dolby’s management regularly uses our supplemental non-GAAP financial measures to make operating decisions, for planning and forecasting purposes and determining bonus payouts. Specifically, Dolby excludes the following as adjustments from one or more of its non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that Dolby grants. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between its underlying operating results and those of other companies, Dolby excludes stock-based compensation expense.

Amortization of acquisition-related intangibles: Dolby amortizes intangible assets acquired in connection with business combinations. These intangible assets consist of patents and technology, customer relationships, and other intangibles. Dolby records amortization charges relating to these intangible assets in its GAAP financial statements, and Dolby views these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of its acquisitions. As these amortization charges do not directly correlate to its operations during any particular period, Dolby excludes these charges to facilitate an evaluation of its current operating performance and comparisons to its past operating results. In addition, while amortization expense of acquisition-related intangible assets is excluded from Non-GAAP Net Income, the revenue generated from those assets is not excluded.

Restructuring charges or credits: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. Dolby excludes restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as Dolby believes that these costs are not representative of its normal operating activities and therefore, excluding these amounts enables a more effective comparison of its past operating performance and to that of other companies.

Income tax adjustments: The income tax effects of the aforementioned non-GAAP adjustments do not directly correlate to its operating performance so Dolby believes that excluding such income tax effects provides a more meaningful view of its underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby’s business, including as a means to evaluate period-to-period comparisons. Dolby’s management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release and in our earnings calls, including, but not limited to, expected financial results for the third quarter of fiscal 2025 and full year fiscal 2025, Dolby’s ability to expand existing business, navigate challenging periods, pursue its long-term growth opportunities, and advance its other long-term objectives are “forward-looking statements” that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; the level at which Dolby technologies are incorporated into products and the consumer demand for such products; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market including adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues and international conflicts; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to maintaining patent coverage; the timing of Dolby’s receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture and cinema industries generally; Dolby’s ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q filed on or around the date hereof. Dolby may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements. Forward-looking statements are based upon information available to us as of the date of such statements, and while Dolby believes such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. Dolby partners with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby OptiView.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby OptiView, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Revenue:
Licensing	$346,006	$338,240	$676,485	$632,007
Products and services	23,555	26,283	50,075	48,090

Total revenue	369,561	364,523	726,560	680,097

Cost of revenue:
Cost of licensing	19,685	15,318	40,795	31,054
Cost of products and services	16,152	23,459	35,816	39,783

Total cost of revenue	35,837	38,777	76,611	70,837

Gross profit	333,724	325,746	649,949	609,260

Operating expenses:
Research and development	61,707	62,493	128,345	129,526
Sales and marketing	89,629	90,038	184,028	169,041
General and administrative	70,415	66,742	140,507	131,908
Restructuring charges/(credits)	4,210	(2,495)	9,426	3,596

Total operating expenses	225,961	216,778	462,306	434,071

Operating income	107,763	108,968	187,643	175,189

Other income/(expense):
Interest income/(expense), net	3,559	8,597	6,205	17,784
Other income, net	8,928	4,183	12,453	9,608

Total other income	12,487	12,780	18,658	27,392

Income before income taxes	120,250	121,748	206,301	202,581
Provision for income taxes	(28,024)	(23,534)	(46,005)	(36,786)

Net income including noncontrolling interest	92,226	98,214	160,296	165,795
Less: net income attributable to noncontrolling interest	(433)	(384)	(681)	(984)

Net income attributable to Dolby Laboratories, Inc.	$91,793	$97,830	$159,615	$164,811

Net income per share:
Basic	$0.95	$1.02	$1.66	$1.72
Diluted	$0.94	$1.01	$1.64	$1.69
Weighted-average shares outstanding:
Basic	96,329	95,718	95,972	95,547
Diluted	97,471	96,856	97,581	97,397

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands; unaudited)

	March 28, 2025	September 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$626,551	$482,047
Restricted cash	123,791	95,705
Accounts receivable, net	314,114	315,465
Contract assets, net	230,352	197,478
Inventories, net	34,594	33,728
Prepaid expenses and other current assets	59,878	69,994

Total current assets	1,389,280	1,194,417
Long-term investments	73,757	89,267
Property, plant, and equipment, net	472,663	479,109
Operating lease right-of-use assets	34,086	39,046
Goodwill and intangible assets, net	937,083	967,722
Deferred taxes	223,410	219,758
Other non-current assets	98,757	120,609

Total assets	$3,229,036	$3,109,928

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,288	$17,380
Accrued liabilities	376,498	347,529
Income taxes payable	13,309	9,045
Contract liabilities	39,615	31,644
Operating lease liabilities	10,775	12,238

Total current liabilities	457,485	417,836
Non-current contract liabilities	29,664	34,593
Non-current operating lease liabilities	29,656	34,754
Other non-current liabilities	129,212	135,852

Total liabilities	646,017	623,035
Stockholders’ equity:
Class A common stock	55	53
Class B common stock	40	41
Retained earnings	2,601,552	2,496,255
Accumulated other comprehensive loss	(27,978)	(19,187)

Total stockholders’ equity – Dolby Laboratories, Inc.	2,573,669	2,477,162
Noncontrolling interest	9,350	9,731

Total stockholders’ equity	2,583,019	2,486,893

Total liabilities and stockholders’ equity	$3,229,036	$3,109,928

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Fiscal Year-To-Date Ended
	March 28, 2025	March 29, 2024
Operating activities:
Net income including noncontrolling interest	$160,296	$165,795
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,899	35,890
Stock-based compensation	66,734	60,809
Amortization of operating lease right-of-use assets	5,725	5,847
Amortization of premium on investments	—	(1,757)
Provision for/(benefit from) credit losses	1,967	(1,454)
Deferred income taxes	(3,741)	(6,779)
Other non-cash items affecting net income	(13,844)	(2,500)
Changes in operating assets and liabilities:
Accounts receivable, net	(420)	(18,509)
Contract assets, net	(32,864)	(61,008)
Inventories	(1,155)	(7,836)
Operating lease right-of-use assets	(1,608)	(7,848)
Prepaid expenses and other assets	38,653	33,527
Accounts payable and accrued liabilities	27,267	3,923
Income taxes, net	5,906	5,215
Contract liabilities	3,282	2,651
Operating lease liabilities	(5,682)	1,028
Other non-current liabilities	(12,739)	(17,176)

Net cash provided by operating activities	281,676	189,818

Investing activities:
Purchases of marketable securities	—	(104,135)
Proceeds from sales of marketable securities	15,911	4,451
Proceeds from maturities of marketable securities	—	97,459
Proceeds from sale of assets held for sale	16,881	—
Purchases of property, plant, and equipment	(13,676)	(15,015)
Business combinations, net of cash and restricted cash acquired, and other related payments	(1,362)	—

Net cash provided by/(used in) investing activities	17,754	(17,240)

Financing activities:
Proceeds from issuance of common stock	26,124	29,345
Repurchase of common stock	(49,999)	(104,999)
Payment of excise tax on repurchase of common stock	(261)	—
Payment of cash dividend	(63,377)	(57,268)
Distributions to noncontrolling interest	(981)	(1,047)
Shares repurchased for tax withholdings on vesting of restricted stock	(33,950)	(36,054)
Equity issued in connection with business combination	—	722

Net cash used in financing activities	(122,444)	(169,301)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(4,396)	3,113

Net increase in cash, cash equivalents, and restricted cash	172,590	6,390
Cash, cash equivalents, and restricted cash at beginning of period	577,752	817,966

Cash, cash equivalents, and restricted cash at end of period	$750,342	$824,356

Licensing Revenue by Market

(unaudited)

The following table presents the composition of our licensing revenue and percentage of total licensing revenue for all periods presented (in thousands, except percentage amounts):

	Fiscal Quarter Ended				Fiscal Year-To-Date Ended
Market	March 28, 2025		March 29, 2024		March 28, 2025		March 29, 2024
Broadcast	$94,249	27%	$105,480	31%	$210,011	31%	$217,896	34%
Mobile	100,123	29%	88,690	26%	161,647	24%	123,977	20%
CE	38,140	11%	42,221	12%	87,597	13%	95,441	15%
PC	58,402	17%	49,938	15%	89,658	13%	79,617	13%
Other	55,092	16%	51,911	16%	127,572	19%	115,076	18%

Total licensing revenue	$346,006	100%	$338,240	100%	$676,485	100%	$632,007	100%

GAAP to Non-GAAP Reconciliations

(unaudited)

The following tables present Dolby’s GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the second quarters of fiscal 2025 and fiscal 2024:

Net income:	Fiscal Quarter Ended
(in thousands)	March 28, 2025	March 29, 2024
GAAP net income attributable to Dolby Laboratories, Inc.	$91,793	$97,830
Stock-based compensation (1)	30,664	28,915
Amortization of acquisition-related intangibles (2)	10,078	3,031
Restructuring charges/(credits)	4,210	(2,495)
Income tax adjustments	(6,017)	(4,091)

Non-GAAP net income attributable to Dolby Laboratories, Inc.	$130,728	$123,190

(1) Stock-based compensation included in above line items:
Cost of products and services	$414	$356
Research and development	9,043	8,949
Sales and marketing	10,640	9,927
General and administrative	10,567	9,683
(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$6,720	$(15)
Cost of products and services	728	524
Sales and marketing	317	650
General and administrative	1,872	1,872
Other income, net	441	—

Diluted earnings per share:	Fiscal Quarter Ended
	March 28, 2025	March 29, 2024
GAAP diluted earnings per share	$0.94	$1.01
Stock-based compensation	0.32	0.30
Amortization of acquisition-related intangibles	0.10	0.03
Restructuring charges	0.04	(0.03)
Income tax adjustments	(0.06)	(0.04)

Non-GAAP diluted earnings per share	$1.34	$1.27

Weighted-average shares outstanding - diluted (in thousands)	97,471	96,856

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the third quarter of fiscal 2025 and full year fiscal 2025 included in this release:

Gross margin:	Q3 2025	Fiscal 2025
GAAP gross margin	86.0%	87.0%
Stock-based compensation	0.1%	0.1%
Amortization of acquisition-related intangibles	1.9%	2.9%

Non-GAAP gross margin	88.0%	90.0%

Operating expenses (in millions):	Q3 2025	Fiscal 2025
GAAP operating expenses (low - high end of range)	$225 - $235	$905 - $920
Stock-based compensation	(32)	(127)
Amortization of acquisition-related intangibles	(3)	(9)
Restructuring charges	—	(9)

Non-GAAP operating expenses (low - high end of range)	$190 - $200	$760 - $775

Operating margin:	Fiscal 2025
GAAP operating margin	20% +/-
Stock-based compensation	9%
Amortization of acquisition-related intangibles	3%
Restructuring charges	1%

Non-GAAP operating margin	33% +/-

Effective tax rate:	Q3 2025	Fiscal 2025
GAAP effective tax rate	23.0%	22.5%
Stock-based compensation (low - high end of range)	(2%) - 0%	(2%) - 0%
Amortization of acquisition-related intangibles (low - high end of range)	(1%) - 0%	(1%) - 0%

Non-GAAP effective tax rate	20.5%	20.0%

Diluted earnings per share:	Q3 2025		Fiscal 2025
	Low	High	Low	High
GAAP diluted earnings per share (low - high end of range)	$0.26	$0.41	$2.31	$2.46
Stock-based compensation	0.33	0.33	1.34	1.34
Amortization of acquisition-related intangibles	0.11	0.11	0.42	0.42
Restructuring charges	—	—	0.10	0.10
Income tax adjustments	(0.08)	(0.08)	(0.29)	(0.29)

Non-GAAP diluted earnings per share (low - high end of range)	$0.62	$0.77	$3.88	$4.03

Weighted-average shares outstanding - diluted (in thousands)	96,900	96,900	97,200	97,200

Investor Contact:

Peter Goldmacher

415-254-7415

peter.goldmacher@dolby.com

Media Contact:

media@dolby.com